EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the (a) Registration Statement of PEDEVCO Corp. (the “Company”) on Form S-8 (File No. 333-227566), (b) Registration Statement of the Company on Form S-8 (as amended) (File No. 333-192002), (c) Registration Statement of the Company on Form S-3 (File No. 333-250904), (d) Registration Statement of the Company on Form S-8 (File No. 333-201098), (e) Registration Statement of the Company on Form S-8 (File No. 333-207529), (f) Registration Statement of the Company on Form S-8 (File No. 333-215349), (g) Registration Statement of the Company on Form S-8 (File No. 333-222335), (h) Registration Statement of the Company on Form S-8 (File No. 333-233525), and (i) Registration Statement of the Company on Form S-8 (File No. 333-259248), of our report dated March 29, 2023, with respect to our audits of the consolidated financial statements of PEDEVCO Corp. as of December 31, 2022 and 2021, and for the years then ended, which report is included in this Annual Report on Form 10-K of PEDEVCO Corp. for the year ended December 31, 2022.

/s/ Marcum llp

Marcum llp

Houston, Texas

March 29, 2023